Exhibit 10.1

First Amendment to the
CHESAPEAKE UTILITIES CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT SAVINGS PLAN
As Amended and Restated as of January 1, 2009

First Amendment to the Chesapeake Utilities Corporation Supplemental
Executive Retirement Savings Plan

Background Information

A.	The Plan was amended and restated effective as of January 1, 2009, to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). From and after January 1, 2005 through December 31, 2008, the Plan was subject to and operated in accordance with a good faith interpretation of Code Section 409A, including the use of any applicable transition rules in effect during such period.

B.	The Internal Revenue Service, in Notice 2010-6, provided guidance regarding document drafting failures and ambiguities that may be corrected or clarified without adverse tax implications.

C.	Chesapeake Utilities Corporation, as the Plan’s sponsor, desires to make certain clarifying amendments to the Plan to ensure its interpretation and operation continue in accordance with the requirements of Code Section 409A, as permitted by Section IV of Notice 2010-6.

D.	In addition, Chesapeake Utilities Corporation also desires to amend the Plan to provide certain additional benefits to an executive of an affiliate in accordance with the terms set forth in this amendment.

Amendment

Chesapeake Utilities Corporation hereby amends the Plan as set forth below, effective as of January 1, 2009, or such other date as set forth herein:

1.	Subsection 2.01(l) of the Plan, “Eligible Employee,” is hereby amended effective as of January 1, 2010, to read as follows:

“‘Eligible Employee’ means an employee of the Company or one of its Affiliates who is designated by the Compensation Committee, in its sole discretion, to be eligible to participate in the Plan and who is among a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA).”

2.	Subsection (a) of Section 3.03 of the Plan, “Form and Time of Payment,” is hereby revised to read as follows in order to reflect within the Plan document the administrative practice set forth in Plan election forms of offering Participants the option of electing that payment be made in a single lump sum or in annual installments over a period of either five or ten years:

“General. Except as provided in Sections 5.03, 5.04, 5.05 and 5.06, an amount deferred under this Section 3 shall be paid, or commence to be paid, in a lump sum or in annual installments over a period of five or ten years as of the Valuation Date coincident with or next following Separation from Service or the date elected by the Participant. A Participant may elect a different form or time of payment for his 409A Amounts from the time or form of payment for his Grandfathered Amounts, if any. If, however, the Participant elects to receive payment upon Separation from Service, no amount shall be distributed earlier than six months after the Valuation Date coincident with or next following the Participant’s Separation from Service. A Participant may receive payment of the amounts credited to his Account upon his Separation from Service, or due to death, Disability, a Change in Control or upon a fixed date elected by the Participant. A Participant may also elect to receive payment of the amounts credited to his Account as of the earlier or later of a fixed date or Separation from Service or of two fixed dates. The Committee may also permit a Participant to make a different election as to the time and form of distribution of the amounts deferred and credited to his Account in a particular Plan Year from the amounts deferred and credited to his Account in any other Plan Year, or may require that only one time and form of payment applies to a Participant’s entire Account. A Participant may also elect a different time and form of payment to apply to different permitted payment events, to the extent permitted by the Committee and Code Section 409A. In the event a Participant fails to make a payment election, the default form of payment shall be a lump sum and the default time of payment shall be six months after the Valuation Date coincident with or next following the Participant’s Separation from Service. Elections regarding the time and form of payment must be made by or before the election filing deadlines under Section 3.02.”

3.	Section 4.03 of the Plan, “Employer Match Subaccount,” is hereby amended effective as of January 1, 2010, to add the following new paragraph at the end thereof:

“In addition, the Company or any Affiliate may also credit the Employer Match Subaccount of some or all Eligible Employees or Participants with an optional employer contribution in any Plan Year, in its sole discretion (a “Discretionary Contribution”). The Discretionary Contribution will be made and allocated for a Plan Year on the basis determined by the Compensation Committee of the Company or the Board of Directors of an Affiliate, as applicable, and need not be made as a matching contribution relative to Salary Reduction Contributions of such Eligible Employee or Participant. If such a Discretionary Contribution is to be made to the Employer Match Subaccount of an employee who has not previously been designated as an Eligible Employee under the Plan, such employee shall become an Eligible Employee and a Participant effective as of the date that the Compensation Committee or Board of Directors of an Affiliate selects the employee to receive the Discretionary Contribution, and shall have a period of no more than 30 days after such date to make an initial election of the time and form of payment of the Discretionary Contribution to be credited to such Participant’s Account under the Plan for the initial Plan Year. An employee designated as an Eligible Employee for the purpose of receiving a Discretionary Contribution need not, but may, be designated as an Eligible Employee to make Salary Reduction Contributions and to receive Matching Contributions hereunder in addition to the Discretionary Contribution. A Participant may also elect a different time and form of payment to apply to the Discretionary Contribution made for each Plan Year, provided such election is made on or before the end of the prior Plan Year. If no election of a time and form of payment is made for one or more Discretionary Contributions, such amounts shall be distributable in a single lump sum six months after the Valuation Date coincident with or next following the Participant’s Separation from Service.”

4.	Subsection (c) of Section 5.02 of the Plan, “Installment Payments,” is hereby revised to read as follows in order to reflect the fact that Participants make separate payment elections for each year’s deferrals, if any, and that only a portion of any Plan subaccount may be payable in accordance with an installment payment election:

“Installment Payments. If the Participant receives installment payments, the amount of the first installment shall be equal to the value of the portion of the Participant’s Account payable in installments, determined as of the Valuation Date as of which the installment payments commence (the “applicable Valuation Date”), divided by five (if five installments are elected) or ten (if ten installments are elected). The amount of each succeeding installment shall be equal to the value of the portion of the Participant’s Account payable in installments on the next succeeding anniversary of the applicable Valuation Date, divided by the remaining number of installments to be paid.”

3.	Section 5.06 of the Plan, “Change in Control,” is hereby amended by the deletion of the phrase “and subject to obtaining written consent from affected Participants pursuant to Section 8”.

4.	Section 8.01 of the Plan, “By the Compensation Committee,” is hereby amended by the addition of the following sentence at the end thereof: “The suspension or termination of the Plan shall not accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Plan, unless specifically determined by the Compensation Committee and permitted by applicable law, including but not limited to Code Section 409A.”

6.	Section 9.04 of the Plan, “Required Information,” is hereby amended by the addition of the following sentence at the end thereof: “Notwithstanding the foregoing, the failure to provide any requested information or proof shall not delay any payment under the Plan, unless specifically permitted by applicable law, including but not limited to Code Section 409A.”

CHESAPEAKE UTILITIES CORPORATION

By:

Its:

Date: